Exhibit 3.56

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “RSI COMMUNITIES REALTY INC.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF FEBRUARY, A.D. 2017, AT 11:18 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6317193 8100 SR# 20170916844	Authentication: 202046069 Date: 02-15-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:18 AM 02/15/2017 FILED 11:18 AM 02/15/2017 SR 20170916844 - File Number 6317193

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is

            RSI Communities Realty Inc.                                                                                                                                                        .

2. The Registered Office of the corporation in the State of Delaware is located at         1679 S. Dupont Hwy., Suite 100                                                          (street), in the City of Dover                                , County of Kent                         Zip Code 19901                    . The name of the Registered Agent at such address upon whom process against this corporation may be served is Registered Agent Solutions, Inc.                                                                                                                                                                                             .

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is     1,000                     shares (number of authorized shares) with a par value of $ .001                     per share.

5. The name and mailing address of the incorporator arc as follows:

    Name Candace Novell

    Mailing Address 620 Newport Center Drive, 12th Floor

                                 Newport Beach, CA                                                                                               Zip Code 92660

By:	/s/ Candace Novell
Incorporator

Name:	Candace Novell
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